SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES AND EXCHANGE ACT of 1934

January 9, 2003
Date of Report
(Date of earliest event reported)

G REIT, INC.
(Exact name of registrant as specified in its charter)

Virginia	333-76498	52-2362509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1551 N. Tustin Avenue
Suite 650
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

Congress Center – Chicago, Illinois

On January 9, 2003, G REIT, Inc. (the “Company”) through its wholly owned subsidiary, GREIT – Congress Center, LLC, a Delaware limited liability company, purchased an approximately 25% undivided tenant in common interest in Congress Center, a 16-story Class A office building of approximately 525,000 square feet located in Chicago, Illinois (the “Property”). NNN Congress Center, LLC and WREIT – Congress Center, LLC, affiliates of the Company, simultaneously purchased undivided tenant in common interests totaling approximately 75% ownership of the Property. GREIT – Congress Center, LLC, NNN Congress Center, LLC and WREIT – Congress Center, LLC, are collectively, the “Tenants in Common”. The seller was Congress Center, L.L.C., an unaffiliated third party. The total purchase price for the Property was $136,108,000. The purchase price included a sales commission payable to Triple Net Properties Realty, Inc., an affiliate of the Company, of $2,000,000, approximately 1.50% of the purchase price.

The purchase of the Property was financed by Fleet National Bank which provided an $80,950,000, 36-month senior mortgage bridge loan (“Bridge Loan”) bearing interest at a stated rate equal to the 30-day London Interbank Offered Rate (“LIBOR”) plus 1.75% per annum (3.11% at date of acquisition), declining to LIBOR plus 1.50% per annum upon certain conditions. The Bridge Loan (i) requires interest-only payments until the Property is 95% leased, and then amortizes on a 30-year schedule; and (ii) can be extended pursuant to two one-year extensions, at the borrowers’ election, upon satisfaction of certain minimum loan to value, debt coverage, and other conditions and payment of a 0.25% fee upon each extension. Under certain circumstances, the principal amount of the Bridge Loan may be increased by up to $9,000,000 under “earn out” and tenant improvement provisions related to leasing activity. Such proceeds, when and if available, will be used for the payment of tenant improvements, property reserves or to reduce other indebtedness of the Property. The purchase was additionally funded with financing provided by Fleet Real Estate, Inc., an affiliate of Fleet National Bank, under a $15,000,000, 36-month mezzanine loan (“Mezzanine Loan”). The Mezannine Loan accrues interest at the 30-day LIBOR plus 6.75% per annum (8.11% at date of acquisition) (the “Accrual Rate”). During the first year, interest on the Mezzanine Loan will be payable at an amount which may be less than or equal to the Accrual Rate and as a result, interest on this loan which may be deferred and accrued during this period will be added to the Mezannine Loan’s principal balance, as applicable. Specifically, interest on the Mezzanine Loan will be payable at the greater of (i) the 30-day LIBOR plus 2.00% per annum or (ii) the excess of Property cash flow remaining after payment of all approved operating expenses, reserves and debt service related to the Bridge Loan, but not to exceed unpaid interest accrued based on the Accrual Rate. The Mezzanine Loan (i) features interest-only payments until extended, then amortizes on a 30-year schedule; and (ii) can be extended pursuant to two one-year extensions, at the borrowers’ election, upon satisfaction of certain minimum loan to value, debt coverage, and other conditions and payment of a 0.25% fee upon each extension. The Bridge Loan and Mezzanine Loan agreements contain cross-default provisions. The Company has entered into an interest rate hedge agreement covering the principal amount of the Bridge Loan and Mezzanine Loan to limit its exposure to fluctuations in LIBOR.

The Company’s total investment consisted of its proportionate share of the purchase price of approximately $34,027,000 including $10,039,500 in cash and $23,987,500 in debt, plus $1,960,500 for the Company’s proportionate share of closing costs, loan fees and reserves. The Company is jointly and severally liable with the other Tenants in Common for the total debt of $95,950,000 and any subsequent increases in the total debt.

The Property is located at 525 West Van Buren in the West Loop submarket of Chicago’s Central Business District. The Property’s location is within the West Loop’s Clinton Street Corridor, an area that has seen significant construction of office buildings leased to internationally recognized tenants. The location offers easy access to U.S. Interstates 290 and 94, the area’s rapid transit network, commuter rail stations and parking garages. The West Loop submarket is the second largest of Chicago’s five office submarkets, consisting of over 25 million square feet, the majority of which was developed since 1980. The West Loop submarket is generally considered a preferred location for corporate tenancy and institutional investment and commands the highest average rents in Chicago. The Clinton Street Corridor, the Property’s immediate neighborhood, has experienced significant retail and residential development and now is a mix of residential, office and retail properties, including Fortune 100 office tenants, restaurants, art

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galleries and more than 6,000 condominium and town home residences.

Opened for occupancy in 2001, the Property is an approximately 525,000 square foot 16-story Class A office building. There are approximately 524,784 net rentable square feet including 19,421 square feet of mezzanine-level storage space and 1,821 square feet of retail space. There are 40 indoor parking spaces. The Property features column-free floor plates of approximately 33,000 square feet, and state-of-the-art safety, security, electrical, telecommunications and HVAC systems. The Property is approximately 85% leased to 8 tenants, including the United States General Services Administration (“GSA”), National Railroad Passenger Corporation (“Amtrak”), Akzo Nobel, Inc., GE Employers Reinsurance Corporation (“GE”) and North American Company for Life and Health Insurance (“North American”). No leases expire during the next twelve-months. The U.S. Department of the Treasury occupies approximately 21% of the Property under leases with the GSA expiring in 2012 and 2013. North American occupies approximately 19% of the Property with a lease expiring in 2012 and GE occupies approximately 13% of the Property with a lease expiring in 2012. The remaining leases expire through 2013.

No significant repairs or improvements to the Property are anticipated over the next few years. A Phase I environmental assessment completed in connection with the purchase of the Property found no hazardous conditions. For federal income tax purposes, the Property’s estimated depreciable basis is approximately $115,691,800, subject to subsequent review. Depreciation expense for tax purposes is calculated using the straight-line method. Buildings and improvements are depreciated over their estimated useful lives ranging primarily from 39 to 15 years, respectively.

Triple Net Properties Realty, Inc. has been retained to manage the Property for a property management fee equal to 3% of the gross income of the Property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

Exhibits

10.10
Purchase Agreement dated October 10, 2002 by and between Congress Center, LLC and Triple Net Properties, LLC, as assigned to NNN Congress Center, LLC, GREIT – Congress Center, LLC and WREIT – Congress Center, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.

Date: January 24, 2003	By:	/s/ Anthony W. Thompson
Anthony W. Thompson President and Chief Executive Officer

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